Ocwen Financial Corporation®

OCWEN FINANCIAL ANNOUNCES OPERATING RESULTS

FOR SECOND QUARTER 2019

●	Reported a Net Loss of $89.7 million which was impacted by significant pre-tax items: $40.7 million of unfavorable interest rate and valuation assumption driven fair value changes and $10.1 million in re-engineering costs for the second quarter of 2019

●	Completed the final phase of our loan transfer process and transition from REALServicing® to Black Knight MSP®

●	Completed the merger of our two primary licensed legal entities Ocwen Loan Servicing and PHH Mortgage Corporation

●	Continued to execute on our cost re-engineering plan and realized annualized run rate cost savings ahead of our expectations through the second quarter of 2019

●	Closed a $300 million MSR financing facility on a fully committed basis on July 1

●	Ended the quarter with $288 million of cash and $423 million of total stockholders’ equity

West Palm Beach, FL – (August 6, 2019) Ocwen Financial Corporation (NYSE:OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today reported a net loss of $89.7 million, or $0.67 per share, for the three months ended June 30, 2019 compared to a net loss of $29.8 million or $0.22 per share for the three months ended June 30, 2018.

Glen A. Messina, President and CEO of Ocwen said, “Through continued strong execution, we have made significant progress and achieved a number of important objectives of our key business initiatives. I continue to be pleased with the results of our integration, cost re-engineering, MSR sourcing, and lending growth efforts. Despite a more challenging market and business environment to achieve MSR portfolio growth, we remain committed to strengthening the Company and returning to profitability in the shortest time frame possible while maintaining our capital allocation discipline.”

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Second Quarter 2019 Results

Pre-tax loss for the second quarter of 2019 was $84.3 million, which compares to a $28.4 million loss in the second quarter of 2018. Pre-tax results for the quarter were impacted by a number of significant items, including but not limited to: $40.7 million of unfavorable interest rate and valuation assumption driven fair value changes and $10.1 million in severance, retention and other re-engineering costs in the quarter.

The Servicing segment recorded $59.0 million of pre-tax loss for the second quarter of 2019. The business was negatively impacted by portfolio runoff and loan boarding driven timing delay in default activity. We also recorded $48.7 million of unfavorable interest rate and valuation assumption driven MSR fair value changes, net of the NRZ financing liability fair value change in the quarter.

The Lending segment recorded $8.4 million of pre-tax income for the second quarter of 2019. Our reverse mortgage lending business recorded $11.9 million of pre-tax income, which included $8.0 million of interest rate driven favorable fair value changes. Our forward lending business incurred a $3.6 million pre-tax loss.

The Corporate segment recorded $33.7 million of pre-tax loss for the second quarter of 2019. The quarter included $10.1 million of severance, retention and other re-engineering costs.

Additional Second Quarter 2019 Business Highlights

●	We closed MSR acquisitions with $10.8 billion of unpaid principal balance (UPB) to date in 2019.

●	Completed 5,301 modifications in the quarter to help struggling families stay in their homes, 16% of which included debt forgiveness totaling $24 million.

●	Delinquencies decreased from 4.7% at March 31, 2019 to 3.7% at June 30, 2019, primarily driven by loss mitigation efforts.

●	The constant pre-payment rate (CPR) increased from 12.5% in the first quarter of 2019 to 15.2% in the second quarter of 2019. In the second quarter of 2019, prime CPR was 16.2%, and non-prime CPR was 14.3%.

●	In the second quarter of 2019, Ocwen originated forward and reverse mortgage loans with unpaid principal balances of $150.6 million and $142.1 million, respectively.

●	Our reverse mortgage portfolio ended the quarter with an estimated $60 million in discounted future gains from forecasted future draws on existing loans. Neither the anticipated future gains nor the future funding liability are included in the Company’s financial statements.

Webcast and Conference Call

Ocwen will host a webcast and conference call on Tuesday, August 6, 2019, at 8:30 a.m., Eastern Time, to discuss its financial results for the second quarter of 2019. The conference call will be webcast live over the Internet from the Company’s website at www.Ocwen.com, click on the “Shareholders” section. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

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About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage Corporation (PHH Mortgage) and Liberty Home Equity Solutions, Inc. (Liberty). PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices in the United States and the U.S. Virgin Islands and operations in India and the Philippines, and have been serving our customers since 1988. For additional information, please visit our website (www.Ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “believe”, “expect”, “foresee”, “forecast”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: uncertainty related to our ability to successfully integrate the business and operations of PHH Corporation (PHH), and to realize the strategic objectives, synergies and other benefits of the acquisition at the time anticipated or at all, including our ability to integrate, maintain and enhance PHH’s servicing, subservicing and other business relationships, including its relationship with New Residential Investment Corp. (NRZ); uncertainty related to our cost re-engineering efforts and the other actions we believe are necessary for us to improve our financial performance; our ability to invest in MSRs or other assets at adequate risk-adjusted returns, including our ability to negotiate and execute purchase documentation and satisfy closing conditions so as to consummate the acquisition of MSRs that have been awarded to us; uncertainty related to claims, litigation, cease and desist orders and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification, origination and other practices, including uncertainty related to past, present or future investigations, litigation, cease and desist orders and settlements with state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD) and actions brought under the False Claims Act by private parties on behalf of the United States of America regarding incentive and other payments made by governmental entities; adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements; reactions to the announcement of such investigations, litigation, cease and desist orders or settlements by key counterparties, including lenders, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae); our ability to comply with the terms of our settlements with regulatory agencies and the costs of doing so; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators as well as those set forth in our debt and other agreements; our ability to comply with our servicing agreements, including our ability to comply with our agreements with, and the requirements of, Fannie Mae, Freddie Mac and Ginnie Mae and maintain our seller/servicer and other statuses with them; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; our ability to timely and cost effectively transfer mortgage servicing rights under our agreements with NRZ; our ability to maintain our long-term relationship with NRZ under these arrangements; our ability to realize anticipated future gains from future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings; as well as other risks detailed in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2018 and any current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Hugo Arias	Dico Akseraylian
T: (856) 917-0108	T: (856) 917-0066
E: hugo.arias@ocwen.com	E: mediarelations@ocwen.com

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Residential Servicing Statistics

(Dollars in thousands)

	At or for the Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Total unpaid principal balance of loans and REO serviced	$229,283,045	$251,080,740	$256,000,490	$160,996,474	$167,127,014
Non-performing loans and REO serviced as a % of total UPB (1)	3.7%	4.7%	4.9%	7.8%	8.3%
Prepayment speed (average CPR)(2) (3)	15.2%	12.5%	12.9%	13.7%	14.3%

(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.
(2)	Average CPR for the prior three months. CPR measures prepayments as a percentage of the current outstanding loan balance expressed as a compound annual rate.
(3)	Average CPR for the three months ended June 30, 2019 includes 16.2% for prime loans and 14.3% for non-prime loans.

Segment Results

(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Servicing
Revenue	$242,510	$230,509	$501,784	$456,605
Expenses	290,087	166,888	555,984	337,984
Other expense, net	(11,429)	(61,535)	(62,308)	(96,053)
Income (loss) before income taxes	(59,006)	2,086	(116,508)	22,568

Lending
Revenue	28,794	19,002	69,885	48,197
Expenses	21,026	17,785	42,357	38,081
Other income, net	591	182	691	55
Income before income taxes	8,359	1,399	28,219	10,171

Corporate Items and Other
Revenue	3,034	4,070	6,557	9,036
Expenses	20,381	20,977	13,258	36,086
Other expense, net	(16,339)	(14,983)	(30,427)	(29,129)
Loss before income taxes	(33,686)	(31,890)	(37,128)	(56,179)

Consolidated loss before income taxes	$(84,333)	$(28,405)	$(125,417)	$(23,440)

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Revenue
Servicing and subservicing fees	$239,182	$222,227	$495,045	$444,365
Gain on loans held for sale, net	15,075	24,393	32,670	44,193
Other revenue, net	20,081	6,961	50,511	25,280
Total revenue	274,338	253,581	578,226	513,838

Expenses
MSR valuation adjustments, net	147,268	33,118	256,266	50,247
Compensation and benefits	82,283	69,838	176,979	147,913
Servicing and origination	21,510	28,276	50,208	59,694
Technology and communications	20,001	23,906	44,436	46,709
Professional services	37,136	32,389	40,577	70,159
Occupancy and equipment	18,699	12,859	35,288	25,473
Other expenses	4,597	5,264	7,845	11,956
Total expenses	331,494	205,650	611,599	412,151

Other income (expense)
Interest income	3,837	3,355	8,395	6,055
Interest expense	(31,571)	(77,503)	(102,016)	(128,313)
Bargain purchase gain	(96)	—	(381)	—
Other, net	653	(2,188)	1,958	(2,869)
Total other expense, net	(27,177)	(76,336)	(92,044)	(125,127)

Loss before income taxes	(84,333)	(28,405)	(125,417)	(23,440)
Income tax expense	5,404	1,348	8,814	3,696
Net loss	(89,737)	(29,753)	(134,231)	(27,136)
Net income attributable to non-controlling interests	—	(78)	—	(147)
Net loss attributable to Ocwen stockholders	$(89,737)	$(29,831)	$(134,231)	$(27,283)

Loss per share attributable to Ocwen stockholders
Basic and Diluted	$(0.67)	$(0.22)	$(1.00)	$(0.20)

Weighted average common shares outstanding
Basic and Diluted	134,465,741	133,856,132	134,193,874	133,490,828

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	June 30, 2019	December 31, 2018
Assets
Cash	$287,724	$329,132
Restricted cash (amounts related to variable interest entities (VIEs) of $15,489 and $20,968)	60,708	67,878
Mortgage servicing rights (MSRs), at fair value	1,312,633	1,457,149
Advances, net	229,167	249,382
Match funded advances (related to VIEs)	875,332	937,294
Loans held for sale ($135,691 and $176,525 carried at fair value)	196,071	242,622
Loans held for investment, at fair value (amounts related to VIEs of $25,324 and $26,520)	5,897,731	5,498,719
Receivables, net	187,985	198,262
Premises and equipment, net	57,598	33,417
Other assets ($7,760 and $7,568 carried at fair value)(amounts related to VIEs of $1,418 and $2,874)	522,844	379,567
Assets related to discontinued operations	—	794
Total assets	$9,627,793	$9,394,216

Liabilities and Equity
Liabilities
Home Equity Conversion Mortgage-Backed Securities (HMBS) related borrowings, at fair value	$5,745,383	$5,380,448
Match funded liabilities (related to VIEs)	671,796	778,284
Other financing liabilities ($868,610 and $1,057,671 carried at fair value) (amounts related to VIEs of $23,697 and $24,815)	931,451	1,127,613
Other secured borrowings, net	516,481	382,538
Senior notes, net	447,577	448,727
Other liabilities ($3,934 and $4,986 carried at fair value)	892,211	703,636
Liabilities related to discontinued operations	—	18,265
Total liabilities	9,204,899	8,839,511

Stockholders’ Equity
Common stock, $.01 par value; 200,000,000 shares authorized; 134,595,798 and 133,912,425 shares issued and outstanding at June 30, 2019 and December 31, 2018 respectively	1,346	1,339
Additional paid-in capital	555,696	554,056
(Accumulated deficit) retained earnings	(130,648)	3,567
Accumulated other comprehensive loss, net of income taxes	(3,500)	(4,257)
Total stockholders’ equity	422,894	554,705
Total liabilities and stockholders’ equity	$9,627,793	$9,394,216

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	For the Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net loss	$(134,231)	$(27,136)
Adjustments to reconcile net loss to net cash provided by operating activities:
MSR valuation adjustments, net	256,266	50,247
Gain on sale of MSRs, net	(869)	(1,036)
Provision for bad debts	17,158	25,879
Depreciation	19,563	12,640
Equity-based compensation expense	1,664	772
Gain on valuation of financing liability	(76,981)	(8,642)
Net gain on valuation of mortgage loans held for investment and HMBS-related borrowings	(37,201)	(7,930)
Gain on loans held for sale, net	(19,887)	(16,744)
Bargain purchase gain	381	—
Origination and purchase of loans held for sale	(501,696)	(838,581)
Proceeds from sale and collections of loans held for sale	513,706	800,982
Changes in assets and liabilities:
Decrease in advances and match funded assets	91,679	182,481
Decrease in receivables and other assets, net	79,931	86,606
Decrease in other liabilities	(79,753)	(68,556)
Other, net	(927)	5,588
Net cash provided by operating activities	128,803	196,570

Cash flows from investing activities
Origination of loans held for investment	(427,021)	(487,472)
Principal payments received on loans held for investment	232,514	186,216
Purchase of MSRs	(99,382)	—
Proceeds from sale of MSRs	1,401	224
Proceeds from sale of advances	2,132	4,726
Issuance of automotive dealer financing notes	—	(19,642)
Collections of automotive dealer financing notes	—	52,581
Additions to premises and equipment	(1,133)	(6,398)
Other, net	3,700	3,577
Net cash used in investing activities	(287,789)	(266,188)

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — (continued)
(Dollars in thousands)

	For the Six Months Ended June 30,
	2019	2018
Cash flows from financing activities
Repayment of match funded liabilities, net	(106,488)	(247,924)
Proceeds from mortgage loan warehouse facilities and other secured borrowings	1,137,418	1,546,226
Repayment of mortgage loan warehouse facilities and other secured borrowings	(1,222,471)	(1,812,568)
Proceeds from issuance of SSTL	119,100	—
Repayments of SSTL	(12,716)	(58,375)
Payment of debt issuance costs related to SSTL	(1,284)	—
Proceeds from sale of MSRs accounted for as a financing	876	279,586
Proceeds from sale of Home Equity Conversion Mortgages (HECM, or reverse mortgages) accounted for as a financing (HMBS-related borrowings)	425,106	499,576
Repayment of HMBS-related borrowings	(228,015)	(181,548)
Capital distribution to non-controlling interest	—	(822)
Other, net	(1,118)	(991)
Net cash provided by financing activities	110,408	23,160

Net decrease in cash and restricted cash	(48,578)	(46,458)
Cash and restricted cash at beginning of year	397,010	302,560
Cash and restricted cash at end of period (1)	$348,432	$256,102

(1) Cash and restricted cash as of June 30, 2019 and 2018 includes $287.7 million and $228.4 million of cash and $60.7 million and $27.7 million of restricted cash, respectively.

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